MAXCO, INC. AND SUBSIDIARIES
EXHIBIT 21 - SUBSIDIARIES OF MAXCO, INC.





                          SUBSIDIARIES OF MAXCO, INC.


                                                                                 State of
                                                                               Incorporation
                                                                               -------------
       Atmosphere Annealing, Inc.                                                 Michigan
       Ersco of Michigan, Inc.                                                    Michigan
       Pak-Sak Industries, Inc.                                                   Michigan
       Wisconsin Wire & Steel, Inc.                                               Wisconsin
       GUM, Inc. (formerly Ultra-Mag Industries, Inc.) (Inactive)                 Michigan
       Parcco, Inc. (Inactive)                                                    Michigan
       T.H.&P. Corporation (formerly Planet Corporation) (Inactive)               Michigan
